Exhibit 1.1

SOUTHWEST WATER COMPANY

UNDERWRITING AGREEMENT

March 24, 2004

A.G. Edwards & Sons, Inc.

Janney Montgomery Scott LLC

c/o A.G. Edwards & Sons, Inc.

One North Jefferson Avenue

St. Louis, Missouri  63103

Ladies and Gentlemen:

Southwest Water Company, a Delaware corporation (the “Company”), confirms its agreement (the “Agreement”) with the underwriters named in Schedule A (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 10 of this Agreement), for whom you are acting as representatives (the “Representatives”), with respect to (a) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the public offering price and on the other terms and conditions set forth on Schedule B, and (b) the grant by the Company to the Underwriters, acting severally and not jointly, of an option to purchase all or any part of up to 210,000 additional shares, in the aggregate, solely to cover over-allotments, as more fully set forth in Section 2(b).  The 1,400,000 shares of Common Stock referred to in Schedule A are collectively referred to herein as the “Firm Shares,” the 210,000 additional shares to be issued and sold to the Underwriters upon exercise of the option described in the preceding sentence are collectively referred to herein as the “Option Shares,” and the Firm Shares and the Option Shares are collectively referred to herein as the “Shares.”  If the firm or firms listed in Schedule A hereto include only the firm or firms described above as Representatives, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.  The Shares are more fully described in the Final Prospectus (as defined below).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-111586) relating to the Shares and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto as may have been required to the date hereof.  Such registration statement, as amended, has been declared effective by the Commission.  The Company has filed with the Commission pursuant to Rule 424(b) under the 1933 Act a preliminary prospectus supplement used in connection with the offering of the

Shares prior to the date hereof and required to be so filed.  The Company proposes to file with the Commission pursuant to Rule 424(b) under the 1933 Act a prospectus supplement to the form of prospectus included in such registration statement relating to the Shares and the plan of distribution thereof.  Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement;” such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus;” and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Final Prospectus.”  Any preliminary form of the Final Prospectus that has heretofore been filed pursuant to Rule 424(b) is hereinafter called the “Preliminary Prospectus.”  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; provided that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Final Prospectus, as the case may be.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION 1.           REPRESENTATIONS AND WARRANTIES.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(d) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with each Underwriter as follows:

(i)            Due Incorporation and Qualification.  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Final Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not result in a material adverse change in the condition (financial or other), net worth or results of operations or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(ii)           Significant Subsidiaries.  Each of the Company’s subsidiaries that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act) is listed on Schedule C to this Agreement (each, a “Significant Subsidiary”), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its respective state of organization, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Final Prospectus; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(iii)          Authorization of Stock of the Company.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus as of the dates set forth therein (except for subsequent issuances, if any, pursuant to (A) this Agreement, (B) any employee or director benefit or compensation plans of the Company or its subsidiaries described in, or filed or incorporated by reference as an exhibit to, the documents incorporated by reference in the Final Prospectus, (C) the conversion of convertible subordinated debentures or the exercise of warrants referred to in the Final Prospectus, (D) acquisition agreements providing for the issuance of common stock to minority stockholders of the Company’s subsidiaries referred to in the Final Prospectus, or (E) the Company’s dividend reinvestment plan or employee stock purchase plan referred to in the Final Prospectus).  The issuance of the Shares by the Company is not subject to preemptive or other similar rights under the Delaware General Corporation Law or the Company’s Certificate of Incorporation or bylaws or any agreement to which the Company or any Significant Subsidiary is a party or by which any of them may be bound.

(iv)          Ownership of Significant Subsidiaries.  All of the issued and outstanding shares of capital stock of the Significant Subsidiaries have been duly and validly issued,

are fully paid and non-assessable; except as otherwise disclosed in the Final Prospectus, the Company owns, beneficially and of record, all of the common stock of each Significant Subsidiary, directly or through subsidiaries, in each case free and clear of any mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(v)           Compliance with Registration Requirements.

(A)          The Company meets the requirements for use of Form S-3 under the 1933 Act and the rules and regulations of the 1933 Act (the “1933 Act Regulations”).  The Registration Statement has become effective under the 1933 Act and the 1933 Act Regulations, and no stop order suspending the effectiveness of such Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission.  The Company has complied with any request on the part of the Commission for additional information.

(B)           On the effective date of the Registration Statement (including any Rule 462(b) Registration Statement), as of the date hereof, when, prior to the Closing Time (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), at the Closing Time and at each Date of Delivery, if any, (i) the Registration Statement, as amended as of any such time, complied or will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter, or by the Representatives on behalf of an Underwriter, expressly for use in the Registration Statement or any amendment or supplement thereto.

(C)           In the case of the Preliminary Prospectus, on its issue date, and, in the case of the Final Prospectus, as of the date hereof and at the Closing Time and on each Date of Delivery, if any, (i) each Preliminary Prospectus and the Final Prospectus complied or will comply when so filed in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) each Preliminary Prospectus and the Final Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from any Preliminary Prospectus or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter, or by the Representatives on behalf of an Underwriter, expressly for use in the Preliminary Prospectus or the Final Prospectus.  Each Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act Regulations.

(vi)          Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Final Prospectus, (A) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and (B) at the time the Registration Statement and any amendments thereto became effective, at the time the Final Prospectus were issued, at the Closing Time and on each Date of Delivery, if any, when read together with the other information in the Registration Statement and the Final Prospectus, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vii)         Accountants.  The accountants who audited the annual financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Final Prospectus are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

(viii)        Financial Statements.  The financial statements and any supporting schedules included or incorporated by reference in the Registration Statement and the Final Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles which have been consistently applied in all material respects throughout the periods involved, except as may otherwise be stated therein and except to the extent that certain information normally disclosed in financial statements and related notes may be omitted or condensed in the quarterly financial statements of the Company and its consolidated subsidiaries if done so pursuant to the rules and regulations of the Commission.

(ix)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)            Authorization of the Shares.  The Shares have been duly authorized and, when paid for and delivered at the Closing Time or on each Date of Delivery, as applicable, will be validly issued and fully paid and nonassessable.

(xi)           Conforming Documents.  The Shares will conform in all material respects to the statements relating thereto contained the Final Prospectus and the Registration Statement.

(xii)          No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has not been any Material Adverse Effect, (B) there have been no transactions or agreements entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xiii)         No Defaults; Regulatory Compliance.  Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or organization or by-laws or (ii) in breach or default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, mortgage, loan agreement, lease, note or other instrument to which it is a party or by which it or any of them may be bound or to which any of their properties may be subject, or any rule, order, law, administrative regulation or administrative or court order, except, in the case of clause (ii), such breaches or defaults as would not result in a Material Adverse Effect and to the extent set forth in the Registration Statement and Final Prospectus.

(xiv)        No Conflicts.  The execution and delivery of this Agreement and the issuance, sale and delivery by the Company of the Shares, the compliance by the Company with the provisions of this Agreement and the use of the proceeds from the sale of the Shares as described in the Final Prospectus under the caption “Use of Proceeds” do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party, or by which it or any of them is bound or to which any of their properties may be subject, or (iii) result in the violation of any law, order, rule, administrative regulation or administrative or court decree applicable to the Company or any subsidiary of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or their respective properties except, in the case of clauses (ii) and (iii) such conflicts, defaults or violations as would not result in a Material Adverse Effect.

(xv)         No Consents.  No filing with, or consent, approval, authorization, order, or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations or state securities laws.

(xvi)        Public Utility Holding Company Act Compliance.  The Company is not currently required to register as a “holding company” under the Public Utilities Holding Company Act of 1935, as amended.

(xvii)       Legal Proceedings.  Except as set forth in the Registration Statement and Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, overtly threatened, against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Final Prospectus or which would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Final Prospectus, including ordinary routine litigation incidental to the business, would not, if adversely determined, result in a Material Adverse Effect.

(xviii)      Exhibits.  There are no contracts or other documents of the Company or any of its subsidiaries which are required to be described in the Registration Statement, the Final Prospectus, or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xix)         Licenses and Authorizations.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except such that would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Final Prospectus.

(xx)          Internal Accounting Controls.  The Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxi)         Environmental Compliance.  The Company and each of its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and Final Prospectus.  Except as set forth in the Registration Statement and Final Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except in such instances which would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii)        Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(b)           Officer Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries that is delivered to the Underwriters pursuant to Section 5(a)(iv) of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters stated therein.

SECTION 2.           SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

(a)           Purchase and Sale of the Firm Shares.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the public offering price and upon the terms and conditions set forth in Schedule B hereto the number of Firm Shares set forth opposite such Underwriter’s name in Schedule A hereto.

(b)           Purchase and Sale of the Option Shares.  In addition, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase, in the aggregate, up to an additional 210,000 shares of Common Stock at the public offering price per share set forth in Schedule B.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part no more than two times only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery of such Option Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of the option nor in any event prior to the Closing Time (as defined in Section 2(d)).  If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth opposite such Underwriter’s name in Schedule A bears to the total number of Firm Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate fractional shares.

(c)           Underwriting Commission. As compensation for their commitments hereunder, the Company will pay to the Representatives, for the account of the Underwriters, at the Closing Time or on each Date of Delivery, if any, an amount equal to the total underwriting commission specified in Schedule B for the Firm Shares or the Option Shares sold and delivered by the Company at the Closing Time or such Date of Delivery, as applicable.

(d)           Delivery and Payment.   Delivery of the Shares shall be made through The Depository Trust Company (“DTC”). The closing of the sale of the Firm Shares shall take place at the offices of Latham & Watkins LLP, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071 or at such other place as shall be agreed upon by the Company and the Underwriters, at 8:00 A.M. (Pacific time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date being herein called the “Closing Time”).  In the event that any or all of the Option Securities are purchased by the Underwriters, the closing of the sale of the Option Shares shall take place at the above-mentioned offices or at such other place as shall be agreed upon by the Company and the Representatives on each Date of Delivery specified in the notice from the Underwriters to the Company.

At the Closing Time and on each Date of Delivery, the Company will deliver the Firm Shares or the Option Shares, as applicable, to the Representatives, for the account of each Underwriter, against payment by and on behalf of such Underwriter, of a purchase price equal to the purchase price specified in Section 2(a) or 2(b), as applicable.  If the Firm Shares or the Option Shares are to be issued in book-entry form, such delivery shall be made by causing DTC to credit the Firm Shares or the Option Shares, as applicable, to the account of the Representatives at DTC.  Payment of the purchase price shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, issue receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares that it has agreed to purchase.

At the Closing Time or on each Date of Delivery, the Company will pay, or cause to be paid, the total underwriting commission payable to the Underwriters at such time under Section 2(c) with respect to the Firm Shares or the Option Shares, as applicable, to a bank account designated by the Representatives, on behalf of the Underwriters, by wire transfer of immediately available funds.  If mutually agreed by the Company and the Underwriters, the amount of the total underwriting commission due to the Underwriters may be offset by the Underwriters against the amount of the purchase price for the Firm Shares or the Option Shares, as applicable, payable by the Underwriters to the Company pursuant to Section 2(a) or 2(b), as applicable.

SECTION 3.           COVENANTS OF THE COMPANY.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  Immediately following the execution of this Agreement, the Company will prepare a Final Prospectus setting forth the number of Shares covered thereby, the names of the Underwriters and the number of Shares which each severally has agreed to purchase, the names of the Representatives, the price at which the Shares are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Shares.  The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 of the 1933 Act and will furnish to the Underwriters named therein as many copies of the Final Prospectus as such Underwriters shall reasonably request.

(b)           Amendments.  The Company will notify the Representatives immediately, and promptly confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or (ii) of the mailing or the delivery to the Commission for filing, after the date of this Agreement and prior to the Closing Time, of any supplement to the Final Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement or Final Prospectus, (iii) of the

receipt of any comments or other communications from the Commission with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Final Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document (excluding documents incorporated by reference in the Registration Statement) to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, such number of signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts as the Underwriters may reasonably request.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company will furnish to each Underwriter, without charge, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Final Prospectus (as amended or supplemented following the date of this Agreement) as such Underwriter may reasonably request.  The Final Prospectus (and any amendments or supplements thereto following the date of this Agreement) furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds.  The Company will use the proceeds received by it from the sale of the Shares in the manner specified in the Final Prospectus under “Use of Proceeds.”

(h)           Restriction on Sale of Common Stock.  For the period beginning on the date of this Agreement and ending on the date specified in Schedule B, the Company will not, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into an agreement to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable for shares of Common Stock, except for securities (a) offered and sold in connection with acquisitions by the Company or any subsidiary; (b) offered and sold under the employee or director benefit or compensation plans of the Company or its subsidiaries described in, or filed or incorporated by reference as an exhibit to, the documents incorporated or deemed incorporated by reference in the Registration Statement and Final Prospectus; (c) offered and sold under the Company’s existing Dividend Reinvestment Plans; (d) offered and sold under the Company’s existing Employee Stock Purchase Plans; (e) issued upon conversion of the Company’s existing convertible subordinated debentures or upon exercise of warrants; or (f) offered and sold under this prospectus supplement and the accompanying prospectus, and the Company will not file a registration statement under the 1933 Act with respect to any such securities or any such securities of the Company held by others.

(i)            Reporting Requirements.  The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j)            Listing of Shares.  The Company will file all documents and notices and take such further actions as may be required to list the Shares on The Nasdaq National Market.

SECTION 4.           Payment of Expenses.  (a) Expenses.  The Company will pay all expenses incident to the performance of the Company’s obligations under this Agreement, including, but not limited to, (i) the preparation, reproduction and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Securities, (iii) all fees and expenses in connection with the listing of the Shares on The Nasdaq National Market, (iv) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, the Final Prospectus, and any amendments or supplements thereto, (v) the fees and expenses of any transfer agent or registrar for the Shares, and (vi) the cost, if any, of qualifying the Shares with The Depository Trust Company.

(b)           Termination of Agreement.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

SECTION 5.           CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.  (a)  The obligations of the several Underwriters hereunder to purchase the Firm Share are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(i)            Effectiveness of Registration Statement.  The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

(ii)           Opinion of Counsel for the Company.  At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Exhibit A hereto.

(iii)          Opinion of Counsel for Underwriters.  At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, with respect to the validity of the Shares, the Registration Statement, the Final Prospectus and such other related matters as the Underwriters may reasonably request.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(iv)          Officer Certificates.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus, any Material Adverse Effect and the Underwriters shall have received certificates of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the Commission.

(v)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial information contained in the Registration Statement and the Prospectus, and the specified date referred to therein shall be no more than three business days prior to the date of such letter.

(vi)          Bring-down Comfort Letter.  At Closing Time, the Underwriters shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (v) of this Section 5, except that the specified date referred to shall be a date not more than three calendar days prior to Closing Time.

(vii)         Approval of Listing.  The Shares shall have been duly listed, subject to official notice of issuance, on The Nasdaq National Market.

(b)           In the event that the Underwriters exercise their option to acquire the Option Shares, their several obligations to purchase the Option Shares are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, in each case on and as of the Date of Delivery, and to the satisfaction as of the Date of Delivery of each of the conditions set forth in Section 5(a) (i) through (vii), except that (i) the opinions called for in Section 5(a)(ii) and (iii) shall be revised to reflect the sale of the Option Shares and shall be dated the Date of Delivery, if different from the Closing Time, and (ii) the bring-down comfort letter called for in Section 5(a)(vi) shall be dated the Date of Delivery, if different from the Closing Time, and the specified date referred to shall be a date not more than three calendar days prior to the Date of Delivery, if different from the Closing Time.

(c)           Additional Documents.  At the Closing Time and on each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and their counsel.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives, on behalf of the Underwriters, by notice to the Company at any time at or prior to Closing Time, or, in the case of any condition to the purchase of Option Shares, at any time at or prior to a Date of Delivery which is after the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.           INDEMNIFICATION

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, at the time that such expense is incurred, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto); and provided further, that the foregoing indemnity with respect to any untrue statement or omission from a Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting such loss, liability, claim, damage or expense purchased any of the Shares that are the subject thereof if the Company shall sustain the burden of proving that: (i) the untrue statement or omission contained in the Preliminary Prospectus was corrected, (ii) such person was not sent or given a copy of the Final Prospectus which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Shares to such person if required by applicable law, and (iii) the Company satisfied its obligation to provide a sufficient number of copies of the Final Prospectus to such Underwriter.

(b)           Indemnification of Company, Officers and Directors.  Each Underwriter severally agrees to indemnify and hold harmless the Company, the Company’s directors, each of the Company’s officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or in such Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto).

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by A.G. Edwards & Sons, Inc., in consultation with the other Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7.           CONTRIBUTION.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this

Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.           REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.

SECTION 9.           TERMINATION OF AGREEMENT

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective substantial change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq National Market, or if trading generally on The Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any governmental authority, or if a banking moratorium has been declared by either Federal, New York or California authorities or a material disruption in clearance or settlement systems in the United States securities markets shall have occurred.

(b)  Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.         DEFAULT BY ONE OR MORE UNDERWRITERS.  If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated,

severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements.

SECTION 11.         NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, attention Equity Syndicate Manager, (fax no.: 314-955-5515) and notices to the Company shall be directed to it at One Wilshire Building, 624 S. Grand Avenue, Suite 2900, Los Angeles, CA 90017, attention Richard Shields (fax no.: 213-929-1889).

SECTION 12.         PARTIES.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company, and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         INFORMATION FURNISHED BY UNDERWRITERS.  Under the

caption “Underwriting” in the Prospectus, the statements in the sixth, ninth and tenth paragraphs and the table following the seventh paragraph constitute the only information furnished by or on behalf of the Underwriters through the Representatives as such information is referred to in Section 1(a) and Section 6 hereof.

SECTION 14.         GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO PACIFIC TIME.

SECTION 15.         EFFECT OF HEADINGS.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.         SEVERABILITY OF PROVISIONS.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SOUTHWEST WATER COMPANY

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

A.G. EDWARDS & SONS, INC.
JANNEY MONTGOMERY SCOTT LLC

By: A.G. EDWARDS & SONS, INC.

By:
Name:
Title:

SCHEDULE A

COMMON STOCK

Name of Underwriters	No. of Shares

A.G. Edwards & Sons, Inc.	980,000

Janney Montgomery Scott LLC	420,000

Total	1,400,000

SCHEDULE B

COMMON STOCK

Underwriting Agreement dated March 24, 2004

Public Offering Price:

Per Share:	$13.58
Total:	$19,012,000

Underwriting Commission:

Per Share:	$0.61
Total:	$854,000

Last date of restrictions on sales of Common Stock for purposes of Section 3(h): June 22, 2004.

SCHEDULE C

SIGNIFICANT SUBSIDIARIES

As of March 24, 2004

Name of Subsidiary/Jurisdiction of Incorporation:	Parent:

Suburban Water Systems	Southwest Water Company
California
New Mexico Utilities	Southwest Water Company
New Mexico
ECO Resources, Inc.	Southwest Water Company
Texas
Windermere Utility Company	Southwest Water Company
Texas

EXHIBIT A

Form of Opinion of Company’s Counsel

(To Be Delivered pursuant to Section 5(a)(ii))

1.     The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus.  Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

2.     Suburban Water Systems is a corporation under the laws of the State of California with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Final Prospectus.  Based on certificates from public officials, we confirm that Suburban Water Systems is validly existing and in good standing under the laws of the State of California.

3.     The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Restated Certificate of Incorporation of the Company, dated April 29, 2002, and the Amended and Restated Bylaws of the Company, dated May 18, 2001 (the “Governing Documents”).

4.     The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

5.     The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement on the date hereof do not:

(a)           violate the Governing Documents;

(b)           result in the breach of or a default under any of the material agreements attached as an exhibit to such opinion;

(c)           violate the DGCL or any federal statute, rule or regulation applicable to the Company; or

(d)           require any consents, approvals, or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the

Company, in each case, under the DGCL or any federal statute, rule or regulation applicable to the Company that have not been obtained or made.

6.     The Registration Statement has become effective under the Securities Act.  With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on March 29, 2004, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission.

7.     The Registration Statement, as of the date it was declared effective, and the Prospectus, as of March 24, 2004, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.  In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

8.     The Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Form 10-K”), as of its filing date, complied as to form in all material respects with the applicable requirements for reports on Form 10-K, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, such reports.  In passing upon the compliance as to form of the Form 10-K, we have assumed that the statements made therein are correct and complete.

9.     The statements in the Base Prospectus under the caption “Description of Capital Stock,” excluding each of the first sentences under the headings “Common Stock” and “Preferred Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, are accurate descriptions or summaries in all material respects.

10.   With your consent, based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.   To the best of such counsel’s knowledge, all legal proceedings required to be described by Item 103 of Regulation S-K, as promulgated under the Securities Act of 1933, as amended, in the Registration Statement and the Final Prospectus have been described.

In giving such opinion, such counsel shall additionally state that nothing has come to its attention that would lead it to believe that the Registration Statement, at the time of the filing of the Company’s most recent annual report on Form 10-K, contained an untrue statement of material fact or omitted to state a material fact necessary to be stated therein in order to make the statements therein not misleading, or that the Final Prospectus, as of its issue date and the Closing Time, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need not render an opinion with respect to financial statements and other financial or statistical data included or incorporated by reference in the Registration Statement or the Final Prospectus.